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                                                                   EXHIBIT 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion herein of our report dated January 21, 1998 and the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 21, 1998, included in Musicland Stores Corporation and Subsidiaries Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this Registration Statement.


                                             ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
April 24, 1998